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elate group

elate moving

Irresistible Quality of Moving & Storage

Filed Pursuant to Rule 433
Registration No. 333-264073
Relating to Preliminary Prospectus Dated 1/22/2024

Issuer Free Writing Prospectus

January 2024

Initial Public Offering Summary

elategroup

Issuer	Elate Group, Inc.
Exchange/Ticker	We have applied to list on the **Nasdaq Capital Market** under the tickers "ELGP" for our Class A common stock and "ELGPW" and "ELGPZ" for our tradable Warrants.
Transaction Size	1,250,000 Common Units, each consisting of (i) one share of Class A common stock, (ii) one Series A Warrant; and (iii) one Series B Warrant, each Series A Warrant and Series B Warrant exercisable to purchase one share of Class A common stock. The shares of Class A common stock, the Series A Warrants and the Series B Warrants that are part of the Common Units are immediately separable and will be issued separately in this offering. We are also offering to those purchasers, if any, whose purchase of Class A common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Class A common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-funded Units in lieu of Common Units. The Pre-funded Units will consist of one Pre-funded Warrant, one Series A Warrant and one Series B Warrant, with each Series A Warrant and Series B Warrant exercisable to purchase one share of Class A common stock. The Pre-funded Warrants, exercisable to purchase one share of Class A common stock shall be immediately exercisable upon issuance and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. Each Pre-funded Warrant will have an exercise price of $0.001. For each Pre-funded Unit we sell, the number of Common Units we are offering will be decreased on a one-for-one basis. We are offering a maximum of 1,250,000 Pre-funded Units.
Over-Allotment Option	Up to 187,500 additional shares of Class A common Stock and/or Pre-funded Warrants, and/or up to 375,000 additional Warrants.
Price	$4.25 per Common Unit and $4.24 per Pre-funded Unit.
Underwriter	EF Hutton LLC
Common Stock Currently Outstanding	3,750,000 shares of Class A common stock.
Use of Proceeds	• General corporate purposes, including working capital. • Expansion of current service lines into additional states and enlarging cross-border services into Canada. • Entry into, development and enhancement of the storage facility segment, including potential acquisitions of existing facilities. • Repayment of indebtedness. • Increasing vehicle fleet and other tooling.

Please see Preliminary Prospectus for Complete Details

Important Notices & Disclaimers

The accompanying information, documents and material presented or distributed during this presentation (the "Presentation") have been prepared by Elate Group, Inc. (the "Company") solely for information purposes and do not constitute an offer to sell, or a recommendation or solicitation of an offer to subscribe for or purchase, any securities and nothing contained herein shall form the basis of any contract or commitment whatsoever. This Presentation is strictly confidential and may not be copied, distributed, published or reproduced or disclosed, in whole or in part, to any other person.

By accessing this Presentation, each recipient is deemed to represent that it (i) has read and will comply with the contents of this notice, (ii) will maintain confidentiality regarding this Presentation and the information disclosed in these materials, and (iii) either (a) is, or acting on behalf of, a qualified institutional buyer (within the meaning of Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act")) or (b) is an accredited investor within the meaning of Rule 506 under the Securities Act. The Company makes no representation or warranty, express or implied, as to the fairness, accuracy, completeness or correctness of the information, opinions, estimates, forecasts or projections presented or contained in this Presentation, and nothing in this Presentation is, or shall be relied upon as, a promise or representation by the Company, and the Company shall not have any responsibility or liability whatsoever for any loss or damage howsoever arising from this Presentation or its content or otherwise in connection therewith. Certain data contained in this Presentation was obtained from various industry or other external sources, and neither the Company, any underwriter, nor any of their respective affiliates, advisers or representatives, have verified this data with independent sources.

The information contained in this Presentation should be considered in the context of the circumstances prevailing at the time and has not been, and will not be, updated to reflect material developments which may occur after the date of the Presentation. You acknowledge and agree that the Company, the underwriters, their respective subsidiaries, affiliated companies, employees and/or agents have no responsibility or liability (express or implied) whatsoever and howsoever arising (including, without limitation for any claim, proceedings, action, suits, losses, expenses, damages or costs) which may be brought against or suffered by any person as a result of acting in reliance upon the whole or any part of the contents of this Presentation and neither the Company, the underwriters, their respective subsidiaries or affiliated companies nor their respective employees, advisers, representatives or agents accepts any liability for any error, omission or misstatement in this Presentation and any liability in respect of the Presentation or any inaccuracy therein or omission therefrom which might otherwise arise is hereby expressly disclaimed.

Certain statements contained in this Presentation may be statements of the Company's beliefs, plans and expectations about the future and other forward-looking statements that are based on management's current expectations or beliefs as well as a number of assumptions about the Company's operations, future development plans, growth prospects, market conditions, and factors beyond the Company's control or third party sources and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Forward-looking statements contained in this Presentation regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Each of the Company, the underwriters and their affiliates expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements, which speak only as of the date of this Presentation. Accordingly, the Company, the underwriters and their respective subsidiaries, affiliates, advisers and representatives make no representation as to the accuracy or completeness of that data, and this data involves risks and uncertainties and is subject to change based on various factors.

The information contained in this Presentation is not to be taken as a recommendation made by the Company, the underwriters or any other person to enter into any agreement with regards to any investment. You will be solely responsible for your own assessment of the Company, and you shall conduct your own analysis and be solely responsible for forming your own view of the potential future performance of the business of the Company. Any decision to purchase securities in any offering of securities of the Company should be made solely on the basis of information contained in a preliminary prospectus in relation to such an offering.

BY PARTICIPATING IN THIS PRESENTATION OR BY ACCEPTING ANY COPY OF THE SLIDES PRESENTED, YOU AGREE TO BE BOUND BY THE FOREGOING LIMITATIONS. This Presentation is made pursuant to Rule 163B under the Securities Act and is intended solely for investors that are either qualified institutional buyers or institutions that are accredited investors (as such terms are defined under U.S. Securities and Exchange Commission rules) solely for the purpose of determining whether such investors might have an interest in a securities offering contemplated by us. Any such offering of securities will only be made by means of a registration statement (including a prospectus) filed with the Securities and Exchange Commission, after such registration statement becomes effective. No such registration statement has become effective as of the date of this Presentation. This Presentation shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. In the event we conduct an offering, before you invest, you should read the prospectus in the registration statement and other documents we file with the U.S. Securities and Exchange Commission for more complete information about us and the offering. When available, you may get these documents for free by visiting EDGAR on the U.S. Securities and Exchange Commission website at http://www.sec.gov.

This Presentation is not intended for any commercial purpose but strictly for educational or informational purposes only. Please note that some photographs and images appearing in this Presentation are not necessarily those of the Company or accurate representations of its products or operations, but may be stock images, third-party operations, product mock-ups, and/or may have been edited for competitive or confidentiality reasons. All third-party images are used for non-commercial, illustrative and educational 'fair use' purposes only. All images and trademarks remain the property of their respective owners.

Statement Regarding Free Writing Prospectus

This free writing prospectus relates to the proposed initial public offering of securities of Elate Group, Inc., which are being registered on a registration statement on Form S-1 (File No. 333-264073) (the "Registration Statement"). This free writing prospectus should be read together with the preliminary prospectus, dated January 22, 2024, included in the Registration Statement (the "Preliminary Prospectus"), which can be accessed at:
https://www.sec.gov/Archives/edgar/data/1885493/000109690624000094/elate_s1a.htm

We have filed a Registration Statement, including the Preliminary Prospectus, with the U.S. Securities and Exchange Commission ("SEC") with respect to the offering of our securities to which this communication relates. The Registration Statement has not yet become effective. before you invest, you should read the Preliminary Prospectus (including the risk factors described therein) and, when available, the final prospectus relating to the offering, as well as any other documents filed with the SEC, for more complete information about us and the offering.

You may obtain these documents, including the Preliminary Prospectus, for free by visiting the SEC's EDGAR website at https://www.sec.gov/edgar/browse/?CIK=1885493. Alternatively, the Company or the underwriter for the offering may arrange to send you the Preliminary Prospectus and, when available, the final prospectus and/or any supplements thereto, if you contact EF Hutton, Attn: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002



Presenting Today



Kevin Britt

President & CEO

Founded Elate Moving in 2013. Spearheaded growth, profitability, and acquisition of premier customers.

Fluent in eight languages: English, Spanish, French, German, Italian, Russian, Japanese, and his native Ukrainian.

Served as Translator/Interpreter and Language Instructor in U.S. & Europe. Real estate agent for **Lincoln Square Realty**.

Investment Advisor, Fordham Financial Management.

Master's Degree in Translation & Interpretation, Kiev Taras Shevchenko National University.

Master's Degree in International Finance, Kiev Institute of International Relations.

Certificate in Finance & Economics, Internship at **European Central Bank** & **Frankfurt Stock Exchange**, Goethe University, Germany.

Immigrated from Ukraine in 2004, became naturalized U.S. citizen in 2009.



Garry Lowenthal

Chief Financial Officer, Director

25+ years' experience in senior operations and financial management at public and private U.S. companies.

Previously, EVP, CFO and director of Fision Corp. (OTCQB: FSSN). Helped lead growth from inception to 65,000+ enterprise users across 27 countries, including **Ameriprise Financial, SAP, IHG & OTIS.**

Master's Degree, Taxation & Finance; Bachelor of Science, Accounting, University of Minnesota.

Financial Executives International (FEI) Member. Former President of Twin Cities Chapter, Former Board member of FEI National Board, Former Chairman of National technology committee: Finance & IT,

Began career at two of the Big Four accounting firms: **Deloitte** and **PwC** (PricewaterhouseCoopers), three years at each.

Elate Moving – Who We Are

elategroup

- **Founded in 2013**, headquartered in NYC.
- **Growing** provider of **high-touch, concierge** moving, transportation & storage services.
- **Focused on high-end residential & fine art,** plus commercial and government relocations,
- **New tech initiative** includes planned launch of **AI-powered Concierge Moving & Storage mobile app.**
- **$4.6 million** trailing 12-month (TTM) revenue at Sept. 30, 2023, with strong net cash provided by operating activities.
- **Healthy** balance sheet with minimal debt.
- **27** full-time and **5** part-time employees (highly-trained, high-retention). Minimal contractors.



elatemoving
high end level of
packing and moving services
elatemoving

Use of IPO Proceeds by Allocation

elategroup




Entry, Development & Enhancement of Storage Facility Segment
33%
General Corporate Purposes, including Working Capital
27%
Expansion to Additional States, Enlarging Services to Canada
22%
Increase Vehicle Fleet, Other Tooling
14%
Debt Reduction
4%



AI-powered On-Demand Concierge Moving & Storage App*





*Planned Web App/Mobile App and self-storage building presented here are mockups and artist renderings.

We Specialize in High-Profile Residential Relocations

- **Our specialty is residential high-end moving and storage** for more affluent clientele seeking a *'white glove'* experience.
- **We define high-end residential moves as those involving houses or apartments valued in excess of $5 million.**
- While not all of our business involves high-end engagements, we have moved some of the most highly valued homes in the country owned by **A-list celebrities, sports stars, Wall Street executives, and government dignitaries**.

~82% of Our Business is Residential.

Our Highest Value Home Move to Date.






NEW YORK POST

The Hamptons' most expensive home is asking $175M

August 17, 2017

A sprawling Southhampton estate has hit the market for a whopping $175 million, The Post has learned — and its sky-high asking price not only makes it the priciest listing on the tony East End, but also across all of New York state.

- **The Hamptons, NY "Most Expensive Home," valued at $175M.**[1] Originally built for the Ford Family.
- **20,000 sf.:** 12 bedrooms, 14 baths. Filled with **priceless art and precious furnishings.**
- **$40,000** initial project value. Plus, temporary concierge storage with storage units provided by our storage partner.
- **Elate was referred by client's neighbors & friends** as having the **best reputation** for such moves.

1) New York Post, August 2017

Our Second Highest Value Home Move to Date.







- **Most Expensive Home in Greenwich, Connecticut, valued at $144 Million** (per Zillow).
- **$50,000** project. Plus, ongoing concierge storage services being provided by our storage partner.
- **Elate referred by real estate partner**, who endorsed us as having best capabilities and track record for such moves.

Marque Commercial Client Relocations

elategroup



Elate's growing reputation for quality service has attracted a growing number of marquee commercial and government clients (state & federal).

These clients also represent strong referral sources.

Our Teamster's membership also supports our commercial business.

New York Teamsters Union Member

Commercial Relocation Examples

charles SCHWAB

FOUR SEASONS

THE JAMES HOTELS

TRUMP HOTELS™

UOVO

Relocation of art storage inventory from old to new flagship, state-of-the-art storage facility for Uovo clients.

Commercial Case Study

NYSIF



New York State Insurance Fund Offices

Hauppauge NY

- **New York State Insurance Fund**, New York's largest workers' compensation & disability benefits carrier.
- Needed to move offices from Hauppauge to Binghamton, NY (234 miles).
- Discovered Elate via Google, then verified Elate with its strong references.
- 2-month project valued at ~**$360,000**.
- Required **50 truckloads** to complete relocation.

~18% of Our Business is Commercial & Governmental

Major Milestones

2013

elatemoving — Founded in 2013. Headquarters & Storage, Warehouse and trucks Opened in NYC.

GSA — U.S. General Services Administration (GSA) IDIQ Contract for **75+ Agencies under 20-year contract.** Moves include IRS, DEA, Social Security Administration (10 offices). 2022 to 2042

2014

FMCSA — Federal Motor Carrier Safety Administration (FMCSA) nation-wide carrier licensee (2013)

charles SCHWAB — Charles Schwab NYC Office Relocation Feb. 2014

Ontario Ministry of Transportation — Ontario Ministry of Transportation License Granted 2014

elatemoving — Opened Washington, DC Sales Office 2014

2016

elatemoving — Opened NJ Sales Office[1] 2016

Joined as Corporate Member of New York Teamsters Union 2018. Bi-annual renewal, renews again in 2024

2018

UNITED NATIONS — **United Nations** approved vendor, 2018 to 2028.

elatemoving — Opened CT Sales Office, Warehouse, and Truck Fleet Terminal. 2018.

TRUMP HOTELS — Trump Hotel Relocation May 2019.

2019

elatemoving — Opened MA Sales Office[1] 2019

FOUR SEASONS — Four Seasons Hotel Relocation, NYC Dec. 2019

2020

NYSIF



Relocated New York State Insurance Fund [Entire Building] Jan. 2020



Relocated most expensive home in Greenwich, CT, valued at **$144M.** Oct. 2020

elatemoving — Opened PA Sales Office[1] 2020

2021



Relocated The Hamptons "Most Expensive Home," valued at **$175M.** Sept. 2021

NY DMV $260K for two relocations under NY State OGS Contract Dec 2021

State of Delaware 3-Year Contract w/ for Various Agencies April 2022

2022

State of New Jersey: 5-Year Contract for Various Agencies Aug. 2022

GSA — **GSA CHAMP[2] Program 20-year IDIQ Contract.** For moving any federal employee **worldwide.** June 2022

2023

elatemoving — **45,000th** Customer Relocation Milestone July 2023[3]

U.S. Department of Defense — Signed as Sub-contractor to Allied Home Services, a prime contractor for **moving DoD staff & military personnel and equipment.** 2023 (8-year term).

2024

NEW YORK STATE OF OPPORTUNITY. Office of General Services — **5-Year Contract with New York State Office of General Services (OGS).** Renewed for 2023 - 2028). Generated $13 million+ in revenues to-date.

Nasdaq — **Anticipated IPO Planned for Jan. 2024**

Continued Growth & Expansion Since Our Founding in 2013

1) Virtual office/mailing locations; 2) CHAMP - **C**entralized **H**ousehold Goods Traffic **M**anagement **P**rogram; 3) Estimated.

Major Government Agency Programs

Provides Recurring Revenue Opportunities

U.S. Social Security Administration

DEA

U.S. General Services Administration (GSA) **IDIQ Contract** *(Indefinite Delivery/Indefinite Quantity).*

Under this contract, relocated **10 offices for U.S. Social Security Administration and DEA** (Drug Enforcement Administration).

Aggregate revenue of ~**$60,000.**

GSA CHAMP* and Military Approval

- Can now bid on federal employee & military personnel moving & storage world-wide.
- **75+** federal agencies use CHAMP.
- Requires audited financials to qualify.

5-Year Contract with New York State Office of General Services. Thru 2024 w/ automatic 3-year extension.

State must send Elate all relocation RFPs (request for proposals).

Most competitive bid among three firms wins the contract.

Since 2018, Elate has been contracted to move **2-3 relocations on average per month** for various state agencies.

Generated **$1.3 million+** in revenues over this period.

Includes moving NY State DMV offices for **$260,000**.

Conducted four relocations for the United States Military Academy (**West Point**).

Valued at ~**$190,000** in total.

Approved vendor for the **United Nations** (U.N.).

Relocated 15+ U.N. employees and two U.N. ambassadors over last few years.

*CHAMP - Centralized Household Goods Traffic Management Program. Stat source here.

Partnerships with Industry Leaders

elategroup

Westy Self Storage

Portfolio of storage facilities span tri-state area: eight in New York, six in Connecticut, three in New Jersey.

Relationship:

- **10-year relationship:** Provides storage space for Elate's concierge self-storage customers. Contracted per storage unit used.
- Elate receives 3 to 4 customer referrals from Westy per each storage referral customer Elate gives Westy. No referral fees paid.
- During 2020-2021, Elate referrals to Westy resulted in customers renting **2,500+** Westy self-storage units.

Sotheby's International Realty

25,000 sales associates located in 1,000+ offices in 77 countries and territories worldwide. Firm's brokers & clients benefit from association with **Sotheby's Auction House.**

Relationship:

- Associates engage Elate for moves related to house staging. Contracted per job.
- They also provide relocation customer referrals to Elate and receive a referral fee.

kw Keller Williams

World's largest real estate technology franchise: 1,100+ offices and 200,000+ associates. No. 1 in U.S. units and sales volume.

Relationship:

- Associates engage Elate for moves related to house staging. Contracted per job.
- They also provide relocation customer referrals to Elate and receive a referral fee.

Penske

Penske Truck Leasing Co. serves customers across the Americas, Europe, Asia, and Australia with a fleet of more than 300,000 vehicles.

Relationship:

- Provides truck rentals that augment existing fleet during peak demand periods.
- Trucks also used for one-way long-distance moves.
- Commercial account provides high-availability & support.

We Address a Large, Growing Market

- Moving services industry projected to reach **$22.5 billion by 2026 @ 5% CAGR** 2021-2026.[1]
- **Elevated housing activity** driving nationwide demand for moving and storage services.
- **Minimal competition and growing demand at high-end of the market** in regions we serve.
- **Highly-fragmented market** creates opportunities for favorable acquisitions, seizing market share.
- **No other known public *'pure play'*** in our space.



U.S. Moving Services Market Growth[1]
$ billions
Special Handling & Warehousing 23%
Commercial 16%
Residential 61%
$16.8B
$17.0B
$17.8B
$18.1B
$17.0B
COVID-19
$17.6B
$18.6B
$19.5B
$20.5B
$21.5B
$22.5B
5% CAGR 2021-2026
16
17
18
19
20
21P
22P
23P
24P
25P
26P

1) Berkshire Select's Anything Research Moving Services in the U.S. Report, July 2023.

Self-Storage Market Growth

$44.5Bn

Self-Storage Industry **by 2024.**[1]

11.1%

U.S. Households Leased a Self-Storage Unit in January 2023, up from 10.6% in 2020.[2]

51.2K+

Self-Storage Facilities in U.S.[3]

~$5Bn

Full Year 2022 Self-Storage Acquisitions[4]

1) IBISWorld: Storage & Warehouse Leasing in the US – Industry Outlook (2019-2024) Report.
2) MJ Partners Self-Storage Update, January 2023.
3) 2023 Self Storage Almanac.
4) MJ Partners Self Storage Market Overview – Includes wholly-owned property acquisitions and joint venture acquisitions.

elategroup

U.S. Self Storage Market



$40.7B
$44.5B
2.2%
CAGR
2020
2024

Source: IBISWorld: Storage & Warehouse Leasing in US – Industry Outlook (2019-2024) Report.

Elate vs. Publicly-Traded Peers

elategroup

- When it comes to the combination of concierge moving and self-storage services, **Elate has no identifiable direct public peers.**
- The closest comparative companies are either in the transport or self-storage business (not both).
- No known public self-storage companies provide concierge-level storage services like Elate.
- As such, Elate is expected to be **a unique, pure-play public company in the concierge moving & storage space.**

Our Publicly-Traded Peers in Transport & Self-Storage			Ticker	Share Price @11/17/23	Market Cap ($M)
J.B. HUNT	J.B. Hunt Transport Services	Top surface transportation companies in N. America by revenue.	JBHT	$178.08	18,429
C.H. ROBINSON	C.H. Robinson Worldwide	Non-asset-based third-party logistics provider focused on domestic freight brokerage.	CHRW	$82.6	9,549
AMERCO REAL ESTATE COMPANY	Amerco	Rents trucks to household movers.	UHAL	$55.46	10,229
LANDSTAR	Landstar System	Asset-light 3rd party logistics provider focused on over-the-road truck transportation.	LSTR	$173.01	6,175
SCHNEIDER NATIONAL	Schneider National	Among largest U.S. full-truckload carriers, including for-hire and dedicated operations.	SNDR	$22.68	4,028
WERNER ENTERPRISES	Werner Enterprises	Top 5 full-truckload carrier by revenue. Fleet of 7,800 tractors.	WERN	$38.47	2,441
Heartland Express	Heartland Express	Nationwide asset-based transportation services in dry van truckload market.	HTLD	$13.03	1,033
ExtraSpace Storage	Extra Space Storage	1,800+ self-storge properties in 38 states.	EXR	$128.26	28,643
Public Storage	Public Storage	2,600+ self-storage facilities in 39 states.	PSA	$257.70	45,762
NATIONAL STORAGE AFFILIATES	National Storage Affiliates Trust	1,000+ self storage properties in 40 states & Puerto Rico. ~65M rentable square feet	NSA	$33.24	4,057
CUBESMART	CubeSmart	387 self-storage facilities in 26 states.	CUBE	$39.05	8,888
GLOBAL SELF STORAGE	Global Self Storage	13 self-storage properties across eight states	SELF	$4.70	53

Strong Macro Drivers for Moving & Storage

elategroup



elatemoving
868.753.8813

Moving Industry Drivers

- **Increased mass migrations** to less densely populated, lower crime, and lower tax areas of the country.[1]
- **Growing number of retiring baby boomers** downsizing homes and want ***'white-glove'*** services to handle relocation of precious items & fine art.
- **New ability to leave cities and work remotely** due to tech innovation (Zoom, Cloud-based apps, etc.).
- **However, now an increase in moves back to NYC** (one of our prime markets) vs. pre-pandemic.[2]

1) United Van Lines 45thAnnual National Movers Study, January 2022
2) Bloomberg, June 9, 2022




Storage Industry Drivers

- Baby Boomers and Millennials **inheriting estates and family heirlooms**, needing extra storage.
- Baby Boomers retiring and **downsizing homes.**
- **Home & office relocations** often need temporary storage.
- Growing demand for specialized storage, for **fine art, wine, and precious items.**[1]
- **Increasing availability for personalized, on-call storage services** accessible via **online & mobile**.

1) New York Times, Nov. 2018

How We Go-to-Market



We adhere to the **highest standards in delivering full-service, end-to-end concierge relocation services** for our residential, commercial and government clients.

Dedicated professional staff with **5+ years** average moving and storage experience.

Full 'White Glove' Service
Disassembly, packing, unpacking, re-set up, and storage.

Wall & Ceiling Fixtures Removal & Reinstallation
TVs, artwork, lighting (i.e., chandeliers) and other fixtures.

Disassembly & Reassembly
Gym, Playground, and Office Equipment.

Custom Crating w/Proprietary System
Moving high-value fine art using proprietary techniques that ensure safety & protection.

Detailed Inventory & Tagging
Supports Insurance Protection, peace-of-mind.

Fine Art & Antiques Transport & Storage
Specialized care, handling and storage.

Express Delivery
Guaranteed time frames: local, nationwide, and Canada.

Same truck, same team at both locations.

Professional Cleaning
At both origin and destination.

Includes item donation drop-off or disposal.

Carpentry & Furniture Restoration & Repair
Performed by skilled in-house repairmen & woodworkers.

Concierge Storage
On demand service to and from storage.

Temporary or long-term. Any time. No limitations.

Our Local & National Service Areas

elategroup

National Moves In & Between Any U.S. State or Canada



Guaranteed Move Times

NYC, CT, NJ to:

LA, SF, Seattle or Vancouver: 4-5 days

Colorado: 3-4 days

Texas: 3 days

Chicago: 2 days

Florida: 2 days

Our NYC Hub Supports Local Moves within a Five-Hour Drive Radius



Boston, MA
Greenwich, CT
Southampton, NY
Woodcliff Lake, NJ
New York, NY
Philadelphia, PA
Washington DC
Our Eastern Metro Local Service Area Served by our NYC Hub*

*An Elate "Hub" is a sales office and truck depot that can service a five-hour drive radius.

How We Are Different

Selection of Our Main Competitors

Comparison developed in-house, based on competitor quote information provided to Elate and from online sources.

	elatemoving	Local Residential			Long Distance / Nationwide		
		Flat-rate Moving	Roadway Moving	Oz Moving	United Mayflower	Flat-rate Moving	Atlas
High Quality Service.	✓	✓	✓	✓	–	✓	–
High-end art Handling & Relocation.	✓	✓	✓	–	–	✓	–
Last Minute Availability.	✓	–	–	–	–	–	–
Guaranteed next day delivery from NYC, CT or NJ to Toronto, Ottawa or Montreal.	✓	–	–	–	–	–	–
Always Same Truck, Same Team at Both Locations.	✓	–	–	–	–	–	–
High-Touch, White-Glove Concierge Moving & Storage.	✓	–	–	–	–	–	–
Broad Multi-lingual Support. English, Spanish, French, German, Italian, Russian, Ukrainian, Japanese,	✓	–	–	–	–	–	–
GSA **General Services Administration (GSA) CHAMP* Approved.** Moving federal employees/military personnel worldwide.	✓	–	–	–	✓	–	✓

*CHAMP - Centralized Household Goods Traffic Management Program

We Are Not Aware of Any Direct Competitor Offering Such a High-Level of Concierge Moving Services

High Online Ratings from Satisfied Customers

elategroup

"Top Choice"
"Top Rated"
"Fabulous!"
"95% Recommended"
"Best Movers Around"



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"They efficiently packed the truck and took great care of our belongings."

elategroup

Differentiating Factors:

Our Proprietary System & Specialized Approach for Precious/High-Value Items

- We have developed an **exclusive/proprietary packing and moving system** for high-end artwork and furniture.
- Custom crating for each piece of precious art by our **in-house skilled carpenters.**
- Managed by highly-experienced, trained staff for relocating **high-value items.**
- Helps ensures no breakage or damage during transport.
- Also enables **easy, worry-free long-term storage.**








elate moving


elate moving
FRAGILE


elate moving

Future Growth Drivers

- We plan to grow our core moving business profitably
- Where we invest, we expect to drive strong return on capital and increasing stakeholder value.
- We believe our competitive strengths support the successful execution of these future growth drivers:

Geographic Expansion

Expand Concierge Self-Storage by Establishing Own Storage Facilities

Strategic Acquisitions

Commercial & Government Market Expansion (GSA CHAMP)

New Technology Implementation, Including "On-Demand Moving & Storage" App

Advertising & Referrals

Let's drill down on some of these growth drivers in the following slides....

Future Growth Drivers
Geographic Expansion

- Significant opportunity to grow our business and expand market share as **people continue to move out of high-tax, high-crime cities** to more favorable locations.
- **Plan to add operational hubs** in other major metropolitan areas across North America. (See map to right.)
- **Add new sales, marketing & customer service capabilities to our website & develop new mobile app designed to:**
  - **Allow us to act as brokers for other moving companies,** particularly where we do not yet have hubs or trucks available.
  - **Establish localized online presence** in 100 largest U.S. cities and metro areas in Canada.
  - **Increase moves to countries beyond Canada** by adding marketing and support for international customers.
- Plan to increase current truck fleet with **additional 13-15 trucks** over next year.

Planned Near-Term Hub Expansion



Los Angeles
Phoenix, AZ
Austin, TX
New York, NY
Current Hub
Planned Hubs (per IPO use of proceeds)

An Elate "Hub" is a sales office and truck depot that can service a five-hour drive radius.

Future Growth Drivers

Establish Our Own Storage Facilities

elategroup

- We plan to establish **2-3 self-storage facilities** over next few years.
- **Purchase existing building** and convert to storage (if zoning permits) or **build new.**
- **Use standard commercial mortgage financing.** Could use firms we've identified that specialize in self-storage facility financing.
- **Target locations:**
  - Initially the Hamptons and Westchester County.
  - Other select locations along the East Coast.
  - Eventually major metropolitan areas nationwide, i.e., near our planned hubs in **CA, AZ** and **TX.**
- Anticipate selection, construction or renovation to potentially begin at our first site in 2024.
- Based upon trends in our current storage business and industry at-large, goal would be to reach **80%-90% capacity utilization** in each new facility **within two years of opening (industry averages).**



Example Interior



Exterior Artist Rendering

Planned Storage Facility Features

- Short to long term storage of luxury or precious items, such as **fine art, statues, chandeliers, furniture, valuable records** and similar high-value items.
- **State-of-the-art** controls, security and monitoring.
- **24/7 access** and monitored security.
- **Climate controlled units** to protect high-value items.
- Some units especially designed for wine storage & artwork (special climate controls & remote monitoring).
- **Radio Frequency Identification** (RFID) tagging for inventory control & management.
- **Concierge services:** same-day storage/retrieval on demand via online or mobile app.

We See Our Concierge Self-Storage Business Becoming a Strong Growth Driver Over Time

Future Growth Drivers

Concierge Self-Storage Model

elategroup

Two Approaches to Development

New Construction

- Buy 200,000-sf. parcel of land
- Build 3-story, 70,000-sf. storage facility.
- Use commercial mortgage financing.
- Land cost: ~ $5 million, est.
- Construction: $65-$75 per sf., ~$15M total, est.
- Estimated time to market: **2 years.**

Purchase & Renovate

- Buy existing 70,000 - 100,000-sf. facility.
- Use commercial mortgage financing.
- Renovate/expand to our specifications.
- Cost per facility: $8M - $15M.
- Estimated time to Market: **12 months.**

Concierge Self-Storage Financial Model Example

	Assumptionsa
Two Elate-Owned Concierge Self-Storage Facilities	**200,000-sf.** in total storage space across both facilities (70% rentable = 140,000-sf.)
Units per Facility	**1,000-1,500** climate-controlled units each. Some designed for wine storage and artwork = higher margin.
Rent per Square Foot	**$4 per sf. on average** — in line with other premium self-storage providers (*can vary per market*).
Occupancy	**80%-90%** (current industry peer average is above 94%)
Storage Revenue	**$6.1M annually** (storage-only, excludes additional associated concierge service fees)
Add Truck Rentals. For customers who prefer to move themselves or with our assistance using a rented truck.	**500 - 600** truck rentals annually = **$2M - $3M** in additional annual revenue over time.
Storage + Truck Rental Revenue	**$8.1M - $9.1M Annually** (est. potential)
High Gross Margin	**~72%.** (in line with our relocation services)

Future Growth Drivers
Strategic Acquisitions

- **The Moving & Storage Industry is largely fragmented, creating abundant opportunities** for growth and regional expansion through strategic acquisitions.
- **We believe our status as a public company** will provide certain advantages as we pursue strategic acquisitions:
  - Greater access to capital.
  - Better ability to utilize our equity for purchases.

Market Share of ~51,206 Self-Storage Facilities in the U.S.[1]



~65%
of the market comprised of independent ("mom & pop") operators
6.5% Public Storage
4.3% Extra Space Storage
3.7% LifeStorage
2.5% CubeSmart
2.4% National Storage Affiliates
2.2% U-HAUL
13.0% Other large corporations
~35%
of the market comprised of publicly-traded self-storage companies (5 REITs + U-HAUL) and other large corporations.

High Fragmentation = Acquisition Opportunities

$5B
Self-Storage Acquisitions in 2022[2]

126
Transportation & Logistics Industry M&A Deals in 2021, up **42%** y/y.[3]

1) 2023 Self Storage Almanac
2) MJ Partners Self Storage Market Overview – Fourth Quarter and Full Year 2022 Results – Includes wholly-owned property acquisitions and joint venture acquisitions.
3) BKD Capital Advisors

Commercial & Government Segment Expansion

elategroup

- Given our growing record of large moves for commercial and government customers, **we plan to further grow this segment.**
- Commercial & Government margins higher than residential and provide **recurring revenue.**
- Planning to **hire additional sales staff** dedicated to developing this segment.
- Planned ***"On-Demand Moving & Storage"* App** to support the **GSA CHAMP & Military programs**.



UNITED NATIONS
Approved Vendor

New York Teamsters Union Membership

Provides certain advantages when pursuing commercial & gov't projects in New York and other states.

Fully Licensed with Several State Governments in U.S. & Ontario, CN

Planning to add additional states as we grow geographically.

FMCSA Federal Motor Carrier Safety Administration

dcra Washington, DC Dept of Consumer & Regulatory Affairs

Ontario Ministry of Transportation

New York State Department of Transportation

PA PUC | MA DPU | CTDOT | NJ DCA

U.S. GSA CHAMP Program IDIQ Contract (20-yr, signed June '22)*

- **One of only 11 moving companies** nationwide approved for this program.
- Can bid on **federal employees & military personnel** moving and extended storage services **worldwide.**
- **75+** U.S. federal agencies use CHAMP.
- Includes high-margin international moves.

U.S. Department of Defense

Military Program

- Sub-contractor to Allied Home Services, a prime contractor
- Relocations of DoD staff & military personnel & equipment worldwide.
- 8-year term.

*CHAMP - Centralized Household Goods Traffic Management Program

Future Growth Drivers

Technology

New tech that enables us take greater advantage of our strong customer relationships and to more rapidly scale the business.

- Currently deploying a new **customer relationship management software system** that will provide **engagement analytics.**
- **Development of an AI-powered mobile app for On-Demand Concierge Moving & Storage:**
  - Interactive system to help us and our customers to **more easily & efficiently evaluate new relocation & storage projects.**
  - Help customers **manage their self-storage items**, including scheduling pickups and deliveries to & from storage.
  - Enable **touchless transactions—**increasingly important in the post-COVID world.
- **Implementation of Radio Frequency Identification** (RFID) tagging:
  - Helps ensure accurate tracking and inventory control.
  - Integrates with new moving & storage app.

Current Elate Moving Website


elate moving
Services
Locations
About us
More
Contacts
Quote
Irresistible quality of moving service
Residential
Commercial
USA & Canada
Fine Art

RFID Tags Example



Planned AI-Driven Mobile App – *"On-Demand Moving & Storage"* App


elatemoving
Irresistible Quality of Moving
Back
Pickup Details
Cancel
When would you like your pickup?
Send it now
Scheduled time
Date
Wed Jan 27, 2016
Time
3:00 PM
Back
Select Size
Cancel
Select a move size
XS Express Just a few things $59
S Small A couch/dresser etc. $79
M Medium Studio/1 Bedroom Apt $149
L Large 2 Bedroom Home/Apt $188
XL Extra Large 3 Bedroom Home/Apt $227
C Custom Create your own

App Mock-up

Growth Drivers & Strategies

Referrals & Advertising

- Plan to drive organic growth by leveraging our existing customer and partner relationships and the **strong referrals** they can provide, as well as through our advertising efforts.
- **Referrals:** from real estate agents, residential building concierges, resident managers, and home organizers.
- **Customer acquisition:** from online digital advertising (Google AdWords & social media tools and direct mail.
- Plan to increase budget for advertising over the next year.
- Given historical results, we anticipate an **increase of $750,000 - $1 million in advertising expenditures will result in a 50% - 70% increase in moving revenue.**
- Anticipate similar results for our concierge storage business as it develops.

Online Digital Advertising Example


Google
Greenwich, CT moving companies
All
Maps
News
Shopping
Images
More
Tools
Moving Companies
Rating
Hours
Elate Moving LLC
Moving and storage service
Website
Directions
Greenwich CT Mover, Elate Moving LLC....
Moving and storage service
Online appointments
Smooth Move & Delivery
Mover
More businesses

High-Margin, Profitable Annual Revenue Growth

elategroup

Annual Revenue *(Historical)*

- **Revenue jumped 58% top record level in 2020** mostly due to COVID-19 pandemic driving a surge in relocations and changes in the way people work.
- **Outperformed** industry revenue growth trend during the pandemic.
- **$4.4 million** in trailing 12-month (TTM) revenue at Sept. 30, 2023.

Gross margins: **49.1%** on TTM basis at Sept. 30, 2023, up from 48.4% in full year 2022.

Overall strong cash generating business:

- Net cash provided by operating activities generated **$875K** in 2022.
- **Adj. EBITDA** (non-GAAP term) **totaled $663K** in 2022 and totaled **$674K** on TTM basis at Sept. 30, 2023.[1]



Financial Performance
US$ millions
$3.10
$1.60
51.8%
$0.46
$4.88
$3.13
64.2%
$1.61
$4.98
$2.65
53.0%
$1.31
$4.78
$2.31
48.4%
$0.66
$4.43
$2.18
49.1%
$0.67
2019
2020
2021
2022
TTM @ September 30, 2023
Revenue
Gross Profit
Adj. EBITDA

1) Adjusted EBITDA excludes stock-based comp, depreciation & amortization, and interest expense, and IPO related expense. See Appendix for full financial tables and adjusted EBITDA reconciliation to GAAP.

First Nine Months 2023 vs Same Year-ago Period Results

- **First 9-Months 2023 Revenue: $3.6M,** lower due to some larger government and commercial relocations projects shifting to Q4-2023 and Q1-2024.
- Also, related to softening real estate market due to high interest rates affecting residential relocations.
- Small GAAP net loss of $96K due to stock-based compensation and professional fees (accounting/legal) for IPO preparation.
- **Government/Commercial:** 18% & Residential 82%
- **Generated strong positive cash flow and $580K in adj. EBITDA.**[1]



First Nine Months Financial Performance
US$ millions
$3.93M
$1.95M
$0.92M
$3.59M
$1.81M
$0.58M
9M 2022
9M 2023
Revenue
Gross Profit
Adj. EBITDA

See Appendix for full financial tables.

1) Adjusted EBITDA excludes stock-based comp, depreciation & amortization, and interest expense, and IPO related expense. See Appendix for full financial tables and adjusted EBITDA reconciliation to GAAP.

Healthy Balance Sheet

Maintained healthy cash levels with minimal debt over last several periods.

Cash & Equivalents:

- **$803K** at September 30, 2023 vs. **$430K** at Dec. 31, 2022.
- Cash levels have been sufficient to support growth of our existing core business.

Minimal Debt with low interest rate at September 30, 2023:

- $90K Covid-19 Economic Injury Disaster Loan @ 3.75% interest.
- $104K BoA Truck Loan @ 3.55% interest.

Total Assets: $2.5 million at September 30, 2023.



Cash & Equivalents and Total Assets
Cash & Equivalents
Total Assets
$0.4M
$1.0M
$0.9M
$1.8M
$0.4M
$2.3M
$0.8M
$2.5M
FY2020
FY2021
FY2022
Q3 2023

Consolidated Balance Sheet (Condensed)	9 Months Ended Sept. 30, 2023	Year Ended Dec. 31, 2022	Dec. 31, 2021	Dec. 31, 2020
Cash & Cash Equivalents	$ 803,169	$ 430,180	$ 866,922	$ 376,803
Total Assets	**$ 2,480,377**	**$ 2,341,922**	**$ 1,799,089**	**$ 996,588**
Current Liabilities	1,425,799	1,196,742	1,268,772	114,417
Long Term Liabilities	523,307	789,360	193,700	133,610
Total Liabilities	1,949,106	1,986,102	1,462,472	248,027
Total Stockholders' Equity	531,271	355,820	336,617	748,561
Total Liabilities & Stockholders' Equity	**$ 2,480,377**	**$ 2,341,922**	**$ 1,799,089**	**$ 996,588**

See Appendix for full financial tables.

Near-Term Goals

- **NASDAQ IPO –** Expected in Q1 2024
  - Growth & expansion capital.
  - Public vehicle for M&A.
  - Attract top management & employee talent.
  - Enhance prestige and confidence with high-end residential, and commercial & government customers.
- **Monetize government contracts** signed in 2023 to grow **recurring revenue.**
- **Scale up sales** (particularly GSA, CHAMP and military programs), **marketing & new hires** (Q1 2024)
- **Introduce *"On-Demand Moving & Storage"* App.**
- **Begin construction, renovation or acquisition** of new concierge self-storage facility (2024).
- **Three new operating hubs** in Arizona, California, and Texas metro areas (2024-2025).

Planned Near-Term Hub Expansion


Los Angeles
Phoenix, AZ
Austin, TX
New York, NY
Current Hub
Planned Hubs (per IPO use of proceeds)

Launch Self-Storage Facilities



Launch Enhanced Website


Moving services

Launch New Mobile App


elatemoving
Irresistible Quality of Moving

RFID Tag Deployment



Key Takeaways

elategroup

- **High-touch**, **concierge moving**, transportation & storage services for high-profile clients.
- **Diversified revenue streams:** moving, storage, and ancillary services for residential, commercial and government customers (**recurring revenue**).
- **Government & military contacts** provide recurring revenue streams.
- **Scalable business model** with high gross margins.
- ***"On-Demand Moving & Storage App"*** AI-powered tech initiative with IPO proceeds.
- **Healthy** balance sheet, strong gross profit, positive cash flow and minimal debt.
- **Strong growth** industry.
- As a public company, Elate is expected to be **a unique, pure-play public company in the concierge moving & storage space.**


elatemoving
high end level of
packing and moving services


Thank you!
elatemoving
elatemoving
888.753.8813

Contact Us

Company Contact
Elate Group, Inc.
Kevin Britt, CEO
212.920.4450 Ext. 100
kbritt@elatemoving.com

Investor Contact
Ron Both
Capital Market Access
949.432.7556
Elate@cma.team

Media Contact
Tim Randall
Capital Market Access
949.432.7572
Elate@cma.team

Headquarters
Elate Group, Inc.
305 Broadway 7th Floor
New York, NY 10007
www.elatemoving.com

Appendix


elatemoving
888.753.8813
www.elatemoving.com
LANE CLOSED MERGE LEFT

Current Concierge Storage Business

elategroup

- **We currently partner with Westy Self-Storage** and other self-storage operators to provide concierge storage services.
- **10-20** Elate customers in any given month are on this program.
- Generated **7%** of total revenue in 2022.

We believe this level of storage activity supports our plans to establish **our own** concierge self-storage facilities, with margins exceeding **70%** and occupancy utilization exceeding **80%** (industry averages) .

Current Concierge Storage Services Model Example

- Elate rents a 100-sf. self-storage space on behalf of a client.
- For pickup or retrieval from storage, we charge **additional (higher margin) fees** for same or next-day service.
- **For temporary storage** (< 1 mo.), may use our 5,000-sf. warehouse in Brooklyn, NY.

Westy Self Storage CELEBRATING 30 YEARS









Westy serves as our model for the high level of customer experience we plan to offer our customers with our planned concierge self-storage locations.

Industry Investment and M&A Transaction Activity

About Elate's Peer Group

In terms of its moving and concierge storage services, Elate is anticipated to not have any known direct or competitive peers as a publicly-traded company.

All of the peers listed in this chart are or were privately-held (that is, before being acquired).

Some offer potentially competing services, but not direct in terms of high-touch concierge self-storage and moving.

To our knowledge, we have never bid for projects against any of these companies.

Elate is expected to be unique, ***public company pure-play*** in the moving and storage space.

Industry Peer		Focus	Most Recent Transaction	Last Valuation
PODS Moving & Storage	**PODS Enterprises**	Moving and storage services for residential & commercial.	**Dividend recapitalization**, Mar. 2021.	**$1,000M**
Clutter	**Clutter**	On-demand storage & moving services.	**Raised $20M** in debt financing.	**$600M**
ALLIED	**Allied Van Lines**	Relocation and logistics services.	**Merged** with North American Van Lines to form Allied Worldwide.	**$450M**
ROC RELOCATIONS	**ROC Relocations**	Commercial relocations, packing and unpacking.	**Acquired** by Restore Document Management (LSE:RST) for $160M, May-12.	**$256M**
Bellhop	**Bellhop**	On-demand moving services.	**Raised additional ~$34M** of Series C venture funding from Bienville Capital.	**$210M**
northAmerican.	**North American Van Lines**	Relocation and logistics: corporate, long distance and residential.	**Merged** with Allied Van Lines to form Sirva (formerly Allied Worldwide) in 1999.	**$200M**
MakeSpace	**MakeSpace**	Storage services intended to store and retrieve belongings on-demand.	**Raised $55M** in Series E venture funding in deal led by Iron Mountain (US), May 2020.	**$156M**
Cory	**Cory 1st Choice Home Delivery**	Home delivery services of big and bulky products.	**Acquired** by J.B. Hunt Transport Services (NAS: JBHT) for $100M, February 2019.	**$100M**
WRIDGWAYS	**Wridgways**	Specialized logistic services intended for furniture removal and packaging.	**Acquired** by The Santa Fe Group for AUD 89.6 million, Dec. 2010.	**$90M**
Boxbee	**Boxbee**	On-demand storage box delivery software designed for logistically complex operations.	**Acquired** by Iron Mountain and Corovan in 2016 for an undisclosed amount.	**$19M**
shyft	**Shyft**	Fintech-powered marketplace modernizing commerce for the global moving industry.	**Raised $15 million** in a Series A funding round in 2020.	**$15M**
SIRVA	**Sirva**	Packing and moving services for private and corporate clients across Europe.	Moving Operations of Sirva **acquired** by Team Relocations for $10M, March 2007.	**$10M**
2 COLLEGE BROTHERS	**2 College Brothers**	Moving services using "fit college guys."	**Acquired** by Smarter Moving Solutions for an undisclosed amount in October 2013.	N/A

Public Peer P/E Comparative Valuation

Truckload Carriers & Self Storage Providers

Company		Description	Ticker	Share Price @11/17/23	Market Cap ($M)	Revenue ttm ($M)	Net Income ttm ($M)	P/E ttm
J.B. HUNT	J.B. Hunt Transport Services	Top surface transportation companies in N. America by revenue.	JBHT	$178.08	18,429	13,176	776	23.7
C.H. ROBINSON	C.H. Robinson Worldwide	Non-asset-based third-party logistics provider focused on domestic freight brokerage.	CHRW	$82.6	9,549	18,441	390	24.5
AMERCO REAL ESTATE COMPANY	Amerco	Rents trucks to household movers.	UHAL	$55.46	10,229	5,754	765	13.4
LANDSTAR	Landstar System	Asset-light third-party logistics provider focused on over-the-road truck transportation.	LSTR	$173.01	6,175	5,782	300	20.6
SCHNEIDER NATIONAL	Schneider National	Among largest U.S. full-truckload carriers, including for-hire and dedicated operations.	SNDR	$22.68	4,028	5,689	321	12.5
WERNER ENTERPRISES	Werner Enterprises	Top 5 full-truckload carrier by revenue. Fleet of 7,800 tractors.	WERN	$38.47	2,441	3,323	149	16.4
Heartland Express	Heartland Express	Nationwide asset-based transportation services in dry van truckload market.	HTLD	$13.03	1,033	1,287	25	41.3
ExtraSpace Storage	Extra Space Storage	1,800+ self-storge properties in 38 states.	EXR	$128.26	28,643	2,319	791	36.2
Public Storage	Public Storage	2,600+ self-storage facilities in 39 states.	PSA	$257.70	45,762	4,476	2121	21.6
NATIONAL STORAGE AFFILIATES	National Storage Affiliates Trust	1,000+ self storage properties in 40 states & Puerto Rico. ~65M rentable square feet	NSA	$33.24	4,057	859	119	34.1
CUBESMART	CubeSmart (Self-Storage)	387 self-storage facilities in 26 states.	CUBE	$39.05	8,888	1,051	380	23.4
GLOBAL SELF STORAGE	Global Self Storage	13 self-storage properties across eight states	SELF	$4.70	53	12	2	26.5
							Average P/E	24.5x

Management Team

elategroup



Kevin Britt

Co-Founder, President, CEO

Founded Elate Moving in 2013. Spearheaded growth, profitability, and acquisition of premier customers.

Proficient in the simultaneous translation and interpretation of six languages: **English, French German, Spanish and Japanese** and his native **Ukrainian**. Also, speaks **Italian and Russian.**

Former licensed investment advisor at Fordham Financial Management, responsible for investment strategies, portfolio and account management, risk assessment and financial modeling. **(Series 7 & 66).**

Previously licensed real estate sales agent at **Lincoln Square Realty.**

Served as translator/interpreter and private instructor for five languages in the U.S. and Europe.

Master's degree in translation and interpretation from Kiev Taras Shevchenko National University (English, French German, Spanish and Japanese).

Masters in International Finance, Kiev Institute of International Relations.

Goethe University, Germany. Certificate in Finance and Economics, including Internship at the European Central Bank and Frankfurt Stock Exchange.

Became naturalized U.S. citizen in 2009.



Garry Lowenthal

Chief Financial Officer, Director

25+ years' experience in senior operations and finance management positions with both public and private companies.

Manages the company's financial planning and budget as well as the preparation of all financial reporting.

Provides leadership, direction and management of the finance and accounting team.

Previously, EVP & CFO of Fision Corporation (OTCQB: FSSN): helped lead growth from inception to **65,000+** enterprise users in 27 countries. Included Ameriprise Financial, SAP, IHG and Otis.

Master's degree in taxation and finance from University of Minnesota. Bachelor's degree in Accounting, University of Minnesota, Carlson School of Management.

Member of Financial Executives International (FEI), and former president, board member and chairman of FEI's Committee on Finance and Information Technology.

Certified Management Consultant from the institute of Management Consultants USA.

Board member and President of Kiwanis International local club.

Began career at two of the Big Four accounting firms: Deloitte and PwC (three years at each).



Julia Britt

Co-Founder, Chief Accounting Officer

13+ years' experience in accounting and financial planning.

Manages day-to-day business affairs for Elate, including identifying the firm's short-term and long-term goals and strategies.

Oversees financial affairs and prepares monthly, quarterly and annual profit and loss statements.

Monitors cash flow and analyzes the financial wellbeing of the company.

Former bookkeeper for Desly International where she managed the company's financial activities, including creating P&L statements, reconciling and balancing accounts, compiling statistical reports for management and ensuring compliance with annual audits.

Masters in Accounting and Audit from Kyiv National Economic University.

Completed certificate accounting courses at Columbia University, New York.

Became naturalized U.S. citizen in 2009.



Mykola (Nicholas) Melnyk

Head of Sales, Elate Moving

10+ years' experience in operations, sales and customer service.

Develops and executes cross-functional strategic initiatives to scale operations and increase company profits.

Analyzes marketing channels to identify opportunities to improve customer acquisition costs.

Earlier served as Elate's senior operations manager.

Former customs clearance specialist at Exim Brok, where he led the development of key relationships with Customs Service and other state agencies.

Chernivtsi & Economics College of Kyiv National Trade & Economics University, earning degrees in Finance and Management.

We Plan to Expand Our Team with Talent & Experience That Supports Our Various Growth Initiatives

Board of Directors



Andre Peschong
Independent Director

25+ years of Senior Management, Business Development & Capital Markets Experience

Structured, negotiated and completed numerous corporate financings and led M&A transactions.

In 1995, co-founded and became managing partner of Bridgewater Capital Corporation, which provides strategic advisory, capital formation, and comprehensive business and revenue development for public and private companies across a range of industries, from mobile and security technology to eCommerce, life sciences, healthcare, and consumer products and services.

At Bridgewater, he has spearheaded the transition of numerous companies from private to public.

Earlier in his career, co-managed three investment funds and served as CEO of a consumer products company.

Member of the advisory board of a London-based international banking firm where he advises its clients on mergers and acquisitions, joint ventures, and divestitures.

Currently serves on the board of Oxygen Plus, the first consumer-friendly recreational oxygen company, and previously on the board of Empatho Holdings (CSE: EMPH), a provider of a mobile app powered by proprietary artificial intelligence that guides users to achieve well-being goals. He also servers as a strategic advisor to Ev Dynamics, a global provider of new energy commercial vehicles.

A noted expert in investing and economic trends, he has authored and been quoted in articles on angel investing and the economy that have been published in Forbes, Businessweek, the New York Times, and Seeking Alpha.

Registered representative in good standing, holding Series 7 and Series 63 licenses issued by the Financial Industry Regulatory Authority (FINRA).



Kevin Britt
Co-Founder, President & CEO



Garry Lowenthal
Chief Financial Officer, Director

Our Board Expansion Plan

- Our current board of three members with one serving as an independent director satisfies SEC and Nasdaq initial listing requirements.
- We believe that as a public company we will be in a stronger position to attract high-quality and experienced directors.
- Post-IPO, we plan to expand our board, adding complementary experience & backgrounds, and meet Nasdaq ongoing listing requirements within the first 90 days.
- Several candidates have already been identified and have indicated their interest in joining our board.

Statement of Operations (Condensed)
FY2020 to 9M 2023

elategroup

	Nine Months Ended Sept. 30, 2023	Year Ended Dec. 31, 2022	Year Ended Dec. 31, 2021	Year Ended Dec. 31, 2020
Revenue, net	$ 3,585,184	$4,779,512	$4,979,856	$ 4,878,383
Cost of revenue	(1,775,865)	(2,465,778)	(2,325,892)	(1,748,240)
Gross Profit	**$ 1,809,319**	**$ 2,313,734**	**$ 2,653,964**	**$ 3,130,143**
Gross Margin	**49.1%**	**48.4%**	**53.3%**	**64.2%**
Total Operating Expenses	(1,888,114)	(2,555,514)	(1,420,129)	(1,551,597)
Income (loss) from Operations	**($78,795)**	**($241,780)**	**$1,233,835**	**$1,578,546**
Total Other Income (Expense), net	(203)	(45,148)	49,442	10,748
Income before provision for income taxes	**($78,998)**	**($286,928)**	**$1,283,277**	**$1,589,294**
Provision (benefit) for income taxes	17,340	(18,209)	228,268	89,585
Net income (loss)	**($96,338)**	**($268,719)**	**$1,055,009**	**$1,499,709**

Income Statement

	For the Three Months Ended September 30, 2023 (unaudited)	For the Three Months Ended September 30, 2022 (unaudited)	For the Nine Months Ended September 30, 2023 (unaudited)	For the Nine Months Ended September 30, 2022 (unaudited)	For the Year Ended December 31, 2022 (audited)	For the Year Ended December 31, 2021 (audited)
Revenue, net	$ 1,271,225	$ 1,667,496	$ 3,585,184	$ 3,934,578	$ 4,779,512	$ 4,979,856
Cost of revenues	632,526	875,355	1,775,865	1,987,822	2,465,778	2,325,892
Gross profit	638,699	792,141	1,809,319	1,946,756	2,313,734	2,653,964
Operating expenses:						
Sales and marketing	81,538	138,334	247,421	453,676	535,197	539,265
General and administrative expenses	590,100	550,426	1,640,693	1,261,783	2,020,317	880,864
Total operating expenses	671,638	688,760	1,888,114	1,715,459	2,555,514	1,420,129
Income (loss) from operations	(32,939)	103,381	(78,795)	231,297	(241,780)	1,233,835
Other income (expense):						
Interest expense	(1,562)	(14,229)	(5,818)	(43,691)	(52,211)	(16,931)
Forgiveness of debt	-	-	-	-	-	43,610
Other income (expense), net	3,701	1,532	5,615	6,123	7,063	22,763
Total other income (expense), net	2,139	(12,697)	(203)	(37,568)	(45,148)	49,442
Income (loss) before provision (benefit) for income taxes	(30,800)	90,684	(78,998)	193,729	(286,928)	1,283,277
Provision (benefit) for income taxes	6,774	39,335	17,340	114,939	(18,209)	228,268
Net income (loss)	$ (37,574)	$ 51,349	$ (96,338)	$ 78,790	$ (268,719)	$ 1,055,009
Basic and diluted net income (loss) per share of common stock	$ (0.01)	$ 0.01	$ (0.03)	$ 0.02	$ (0.05)	$ 0.20
Weighted-average number of shares of common stock used in computing basic and diluted per share of common stock amounts	3,750,000	5,250,000	3,750,000	5,250,000	5,250,000	5,250,000

Notes:

The accompanying notes found in the Company's S-1 filing are an integral part of these financial statements.

In October 2021, all members of Elate Moving, LLC contributed their equity interests in Elate Moving, LLC to Elate Group, Inc. in exchange for stock of Elate Group, Inc., such that Elate Moving, LLC is a wholly owned subsidiary of Elate Group, Inc.

Members' Equity reported on financial statements will be reported as Shareholders' Equity on a going forward basis.

Balance Sheet

	As of September 30, 2023 (unaudited)	As of December 31, 2022 (audited)	As of December 31, 2021 (audited)
Assets:			
Current assets			
Cash and cash equivalents	$ 803,169	$ 430,180	$ 866,922
Accounts receivable, net	78,654	82,400	271,585
Prepaid expenses and other current assets	16,785	24,808	45,149
Total current assets	898,608	537,388	1,183,656
Deferred offering costs	539,714	484,574	209,895
Property and equipment, net	380,291	458,970	405,538
Right of use asset	661,764	860,990	-
Total assets	$ 2,480,377	$ 2,341,922	$ 1,799,089
Liabilities and Stockholders' Equity:			
Current liabilities			
Account payable	$ 328,192	$ 279,802	$ 91,699
Accrued liabilities	750,415	586,322	207,073
Right of use liabilities	269,321	264,223	-
Notes payable	77,871	66,395	970,000
Total current liabilities	1,425,799	1,196,742	1,268,772
Long term liabilities			
Notes payable, net of current portion	122,941	184,670	90,000
Right of use liabilities, net of current portion	392,443	596,767	-
Deferred tax liabilities	7,923	7,923	103,700
Total liabilities	1,949,106	1,986,102	1,462,472
Commitments and contingencies			
Stockholders' Equity:			
Class A common stock, $0.0001 par value, 48,000,000 shares authorized; 3,750,000 issued and outstanding at September 30, 2023 and December 31, 2022	375	375	375
Class B common stock, $0.0001 par value, 2,000,000 shares, zero and 1,500,000 issued and outstanding at September 30, 2023 and December 31, 2022 and 2021, respectively	-	150	150
Additional paid-in capital	559,861	287,922	-
Retained earnings (accumulated deficit)	(28,965)	67,373	336,092
Total stockholders' equity	531,271	355,820	336,617
Total liabilities and stockholders' equity	$ 2,480,377	$ 2,341,922	$ 1,799,089

Notes

The accompanying notes found in the Company's S-1 filing are an integral part of these financial statements.

In October 2021, all members of Elate Moving, LLC contributed their equity interests in Elate Moving, LLC to Elate Group, Inc. in exchange for stock of Elate Group, Inc., such that Elate Moving, LLC is a wholly owned subsidiary of Elate Group, Inc.

Members' Equity reported on financial statements will be reported as Shareholders' Equity on a going forward basis.

About the Use of Non-GAAP Measure & Reconciliation to GAAP

Elate Group, Inc. (the "Company") believes that the use of non-GAAP measures or terms like adjusted EBITDA can be helpful to investor when assessing the performance of the company. It defines adjusted EBITDA as income (loss) before interest, taxes, depreciation, amortization, stock-based compensation expense, financing expense (including IPO-related expenses). Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash operating expenses, the company believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between its core business operating results and those of other companies, as well as providing the company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time.

The Company's adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in the company's industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. The company's adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results. The table below provides a reconciliation of adjusted EBITDA to GAAP net income.

	12 Months Ended December 31, (audited)				Nine Months Ended 9/30/2023 (unaudited)		Trailing 12 Months Ended (unaudited)
	2019	2020	2021	2022	9M-2023	9M-2022	9/30/2023
Net income (loss)	$ 385,829	$ 1,499,709	$ 1,055,009	$ (268,719)	$ (96,338)	$ 78,790	$ (181,286)
Stock-based compensation expense	-	-	-	287,922	271,789	327,965	311,832
Depreciation and amortization	29,140	90,197	131,972	174,823	137,941	131,477	181,287
Interest expense	-	-	16,880	45,231	5,818	43,691	12,249
IPO accounting fees	46,404	22,131	101,361	330,870	256,230	260,913	326,187
IPO legal organizational fees		-		29,343	2,228	18,285	13,285
Transfer agent & IPO filing fees		-	750	26,838	-	19,593	7,245
IPO consulting fees		-		36,213	2,032	35,513	2,732
Adjusted EBITDA	**$ 461,373**	**$ 1,612,037**	**$ 1,305,972**	**$ 662,521**	**$ 579,700**	**$ 916,227**	**$ 673,531**

Note: Certain IPO Legal and consulting expenses for the IPO were not expensed but were deferred as offering costs and capitalized. As of 9/30/2023, this totaled $ 539,714.

Corporate Structure

elategroup


ELATE GROUP, INC.
(Delaware Corporation)
ELATE MOVING LLC
(Delaware limited liability company)
Wholly-owned Subsidiary of Elate Group, Inc.

- Elate Group, Inc. was formed as a Delaware corporation in January 2021.
- Elate Moving LLC was formed as a Delaware limited liability company in March 2013 and became a wholly-owned subsidiary of Elate Group, effective October 2021.